Exhibit 99.1

ImmuCell Receives $500,000 Loan from

the Maine Technology Institute

For Immediate Release

PORTLAND, Maine – June 16, 2020 – ImmuCell Corporation (Nasdaq: ICCC) (“ImmuCell” or the “Company”), a growing animal health company that develops, manufactures and markets scientifically-proven and practical products that improve the health and productivity of dairy and beef calves, today announced receipt of a $500,000 subordinated loan from the Maine Technology Institute (MTI), whose mission is to support Maine’s innovation economy.

This loan supports the Company’s investments to increase the production capacity of First Defense®, to complete the development of Re-Tain™ and to bring the formulation and aseptic filling services for Re-Tain™ in-house after FDA approval and market launch.

The first two-plus years of the loan are interest-free with no required principal payments. Principal and interest payments at 5% per annum are due quarterly over the five-year period beginning during the fourth quarter of 2022. The loan may be prepaid without penalty at any time.

“This funding represents another building block in our financing strategy to pay for the expansion of our First Defense® production capacity and the commercialization of Re-Tain™,” commented Michael F. Brigham, President and CEO. “The support from the State of Maine with this innovative financial instrument helps us move forward confidently with our growth investments and employee hiring plans.”

Having recently received a Certificate of Occupancy for the 14,300 square feet of space that it has leased and renovated at 175 Industrial Way in Portland, the Company has initiated the move-in and USDA site licensing processes. The leasehold improvements are necessary to increase the Company’s annual production capacity for the First Defense® product line from approximately $18 million to approximately $27 million. Phase I of this expansion project (that being the relocation of the capsule assembly functions to the new facility to create space for the installation of increased freeze-drying capacity) is most critical to filling the current backlog of orders. This MTI funding helps the Company move straight ahead with Phase II of this expansion project (that being the relocation of the gel assembly functions to the new facility to create space for the installation of increased liquid processing capacity). A video tour of the new production space is available at https://youtu.be/bR4Dp8raAEc.

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About MTI:

MTI is a publicly financed, private, nonprofit organization created by the Legislature in 1999 to stimulate research and development activity leading to the commercialization of new products, processes and services in the state’s seven targeted technology sectors. MTI programs are either loans, equity investments, or grants designed to enhance the competitive position of those sectors and increase the likelihood that one or more of these sectors will support clusters of industrial activity and create quality jobs across Maine.  For more information visit www.mainetechnology.org.

About ImmuCell:
ImmuCell Corporation’s (Nasdaq: ICCC) purpose is to create scientifically-proven and practical products that improve the health and productivity of dairy and beef calves. ImmuCell manufactures and markets First Defense®, providing Immediate Immunity™ to newborn dairy and beef calves, and is in the late stages of developing Re-Tain™, a novel treatment for subclinical mastitis without a milk discard requirement that provides an alternative to traditional antibiotics. Press releases and other information about the Company are available at: http://www.immucell.com. For up-to-date photos of the Company’s First Defense® manufacturing facility expansion, please visit https://immucell.com/construction/.

Contacts:	Michael F. Brigham, President and CEO
ImmuCell Corporation
(207) 878-2770

Joe Diaz, Robert Blum and Joe Dorame
Lytham Partners, LLC
(602) 889-9700
iccc@lythampartners.com

Cautionary Note Regarding Forward-Looking Statements (Safe Harbor Statement):

This Press Release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to: our plans and strategies for our business; projections of future financial or operational performance; the timing and outcome of pending or anticipated applications for regulatory approvals; factors that may affect the dairy and beef industries and future demand for our products; the extent, nature and duration of the COVID-19 pandemic and its consequences, and their direct and indirect impacts on the Company’s production activities, operating results and financial condition and on the customers and markets the Company serves; the scope and timing of ongoing and future product development work and commercialization of our products; future costs of product development efforts; the estimated prevalence rate of subclinical mastitis and dairy producers’ level of interest in treating subclinical mastitis given current economic and market conditions; the expected efficacy of new products; estimates about the market size for our products; future market share of and revenue generated by current products and products still in development; our ability to increase production output and reduce costs of goods sold associated with our new product, Tri-Shield First Defense®; the future adequacy of our own manufacturing facilities or those of third parties with which we have contractual relationships to meet demand for our products on a timely basis; the anticipated costs of (or time to complete) planned expansions of our manufacturing facilities and the adequacy of our funds available for these projects; the continuing availability to us on reasonable terms of third-party providers of critical products or services; the robustness of our manufacturing processes and related technical issues; estimates about our production capacity, efficiency and yield; the future adequacy of our working capital and the availability and cost of third-party financing; future regulatory requirements relating to our products; future expense ratios and margins; future compliance with bank debt covenants; costs associated with sustaining compliance with current Good Manufacturing Practice (cGMP) regulations in our current operations and attaining such compliance for the facility to produce the Nisin Drug Substance; implementation of international trade tariffs that could reduce the export of dairy products, which could in turn weaken the price received by our customers for their products; our effectiveness in competing against competitors within both our existing and our anticipated product markets; the cost-effectiveness of additional sales and marketing expenditures and resources; anticipated changes in our manufacturing capabilities and efficiencies; the value of our net deferred tax assets; projections about depreciation expense and its impact on income for book and tax return purposes; anticipated market conditions; and any other statements that are not historical facts. Forward-looking statements can be identified by the use of words such as “expects”, “may”, “anticipates”, “aims”, “intends”, “would”, “could”, “should”, “will”, “plans”, “believes”, “estimates”, “targets”, “projects”, “forecasts”, “seeks” and similar words and expressions. In addition, there can be no assurance that future developments affecting us will be those that we anticipate. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in development, testing, regulatory approval, production and marketing of our products (including the First Defense® product line and Re-Tain™), competition within our anticipated product markets, customer acceptance of our new and existing products, product performance, alignment between our manufacturing resources and product demand, our reliance upon third parties for financial support, products and services, changes in laws and regulations, decision making and delays by regulatory authorities, currency values and fluctuations and other risks detailed from time to time in filings we make with the SEC, including our Quarterly Reports on Form 10-Q, our Annual Reports on Form 10-K and our Current Reports on Form 8-K. Such statements involve risks and uncertainties and are based on our current expectations, but actual results may differ materially due to various factors, including the risk factors summarized above.

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